CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Warrensburg Enterprises, Inc.
22154 Martella Avenue

Boca Raton, FL 33433

I hereby consent to the use of my audit report dated January 4, 2000, in the form 10-SB of Warrensburg Enterprises, Inc. for the period ending December 31, 1999.

Samuel F. May Jr.
Certified Public Accountant

January 4, 2000